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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A)(No. 33-84762) of WT Mutual Fund of our reports dated August 3, 2001, included in the 2001 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 25, 2001